UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2010
MedQuist Inc.
(Exact name of registrant as specified in charter)

New Jersey	001-13326	22-2531298
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
1000 Bishops Gate Boulevard, Suite 300,
Mount Laurel, New Jersey 08054-4632
(Address of principal executive offices) (Zip Code)
(856) 206-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 14, 2010, the Company issued a press release announcing the Company had closed its previously announced $310 million financing, consisting of a $200 million senior secured credit facility, which includes an undrawn $25 million revolving credit facility, and $85 million aggregate principal amount of senior subordinated notes. The Company also announced that the special dividend to be paid out of the proceeds of the financing, $4.70 per share, would be paid on October 15, 2010 to all shareholders of record of the Company as of October 11, 2010 and that NASDAQ had established October 18, 2010 as the ex-dividend date for Company shares.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company, dated October 14, 2010.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
Date: October 19, 2010	By:	/s/ Mark Sullivan
Mark Sullivan
General Counsel, Chief Compliance Officer & Secretary

     Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company, dated October 14, 2010.